UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2019
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MONGODB, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware		001-38240	26-1463205
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway	38th Floor
New York	NY		10019
(Address of Principal Executive Offices)			(Zip Code)
646-727-4092
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MDB	The Nasdaq Stock Market LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2019 the Board of Directors (the “Board”) of MongoDB, Inc. (the "Company"), increased the size of the Board from eight to nine directors and, following the recommendation of the Nominating and Corporate Governance Committee, appointed Francisco D’Souza to serve as a member of the Board and as a member of each of the Board’s Compensation Committee and Nominating and Corporate Governance Committee, effective November 20, 2019. Mr. D’Souza's term will expire at the Company’s 2022 Annual Meeting of Stockholders. The Board has determined that Mr. D’Souza is “independent” as contemplated by the rules of the Nasdaq Stock Market LLC and other governing laws and applicable regulations.

Mr. D’Souza, age 51, currently serves as Vice Chairman of the Board of Directors and is a member of the Finance Committee, of Cognizant Technology Solutions. He also serves on the Board of Directors, and is a member of the Audit Committee and the Management Development & Compensation Committee of General Electric Company. Mr. D’Souza co-founded Cognizant in 1994 and served as its Chief Executive Officer from January 2007 to March 2019. Mr. D’Souza holds a BBA from the University of Macau and an MBA from Carnegie Mellon University.

There is no arrangement or understanding between Mr. D’Souza and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. D’Souza and any of the Company’s other directors or executive officers. There are no transactions between Mr. D’Souza and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Mr. D’Souza will be eligible to participate in the Company’s compensation arrangements for non-employee directors. Under the terms of those arrangements, which are described in more detail in the Company’s annual proxy statement filed with the SEC on May 30, 2019, Mr. D’Souza will receive annual cash compensation of $30,000 for his service as a member of the Board, additional annual cash compensation of $5,000 for his service as a member of the Board’s Compensation Committee, additional annual cash compensation of $4,000 for his service as a member of the Board’s Nominating and Corporate Governance Committee and an initial equity award of 2,583 restricted stock units, valued at $330,000, based on the average closing price of the Company’s Class A common stock on the Nasdaq Global Market for the 30 trading days immediately prior to November 20, 2019, the grant date. The award will vest annually over three years, subject to Mr. D’Souza’s continued service through each vesting date.

In connection with this appointment, the Company and Mr. D’Souza entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to Form S-1 filed with the SEC on September 21, 2017. This agreement requires the Company to indemnify Mr. D’Souza, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONGODB, INC.

Dated: November 20, 2019	By:	/s/Dev Ittycheria
Name: Dev Ittycheria Title: President and Chief Executive Officer